                                                                Exhibit 10.36

                                                                AGREEMENT NO.

                                SUPPLY AGREEMENT

THIS AGREEMENT, made and entered into as of this 18th day of February, 2000, by and among Matsushita Electric Industrial Co., Ltd., acting through its Corporate Management Division for China, a Japanese Corporation, having its principal office at 3-2 Minami-Semba 4-chome, Chuo-ku, Osaka, Osaka 542-8588, Japan (hereinafter "MEI"), Matsushita Communication Industrial Co., Ltd., acting through its Communication Systems Division, a Japanese corporation, having its principal office at 3-1 Tsunashima-Higashi 4-chome, Kohoku-ku, Yokohama, Kanagawa 223-8639, Japan (hereinafter "MCI") ("MEI" and "MCI" are collectively called "Seller") and UTStarcom Inc., a Delaware corporation, having its principal office at 1275 Harbor Bay Parkway, Suite 100, Alameda, California 94502, U.S.A. (hereinafter "Buyer").

                                   WITNESSETH:

WHEREAS, Buyer is desirous of purchasing from Seller certain Components of wireless local loop system (hereinafter defined) to have its affiliate in P.
R. China assemble those Components into complete sets for sale thereof in P.
R. China except for Hong Kong based on the technical assistance provided by MCI to Buyer pursuant to the Technical Assistance Agreement executed between MCI and Buyer on the 1st day of October, 1999 (hereinafter "Technical Assistance Agreement"), and

WHEREAS, Seller is willing to supply such components to Buyer under the terms and conditions herein contained,

NOW, THEREFORE, in consideration of the mutual promises set forth herein and the mutual covenants herein contained, both parties hereto agree as follows:

                                    CLAUSE 1
                                  DEFINITIONS

1.01 The term "Products" means radio port controller (hereinafter "RPC") and the radio port (hereinafter "RP") with Buyer's brand name or no brand name (designated by Buyer) of which model numbers are described in SCHEDULE A attached hereto as an integral part hereof. The parties hereto also agree that even during the term of this Agreement, models of the Products may be, in writing, added to and/or removed from the SCHEDULE A upon mutual agreement. The diagrams of the Products shall be mutually discussed and agreed by the parties hereto in written instruments to be attached hereto as an integral part hereof, SCHEDULE B.

1.02 The term "Components" means such electric, electronic and/or mechanical components, parts, pieces or sub-assemblies including packaging comprising Products, as will be from time to time so identified by Seller. The specifications of the Components shall be separately agreed by the parties hereto in writing.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

1.03 The term "Buyer's Affiliate" means UTStarcom (Hangzhou) Telecom Co., Ltd., a Chinese corporation, having its principal office at 3 Yile Industrial Park, Bldg 2/3 129 Wen Yi Road, Hangzhou 310012, P. R. China, which purchases the Components from Buyer and assembles the Components into complete sets for the sale thereof in P. R. China except for Hong Kong under the terms and conditions hereof.

                                    CLAUSE 2
                               BUYER'S AFFILIATES

2.01 Seller hereby agrees and acknowledges that Buyer's Affiliate purchases the Components through Buyer and assembles them into complete sets of Products for the resale in P. R. China except for Hong Kong, provided that Buyer shall have Buyer's Affiliate assume the same obligation of Buyer herein and Buyer shall obtain import license, type approval or any other necessary governmental or administrative license or approval and taking any procedures and steps necessary to comply with the laws and regulations of the P. R. China and resale of the Components in the form of the Products shall be at the responsibility and cost of Buyer.

                                    CLAUSE 3
                              SUPPLY OF COMPONENTS

3.01 For the effective term of this Agreement and subject to the terms and conditions herein contained, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller on non-exclusive basis certain Components only for the purpose of the assemble of the Components and the sale of the Products by Buyer's Affiliate in P. R. China except for Hong Kong, solely in the manner set forth in Clause 4 hereof.

                                    CLAUSE 4
                                MANNER OF SUPPLY

4.01 Firm (non-cancelable) orders for the Components shall be placed by Buyer to Seller, in writing and in accordance with this Clause 4 hereof, [*]. Such orders shall be placed to Seller in writing at least [*] prior to the shipment date requested therein. Seller will consider the purchase orders from Buyer, and shall have no obligation to accept such orders. In case of acceptance, Seller shall notify Buyer of the delivery date within [*] of Seller after the receipt of the relative firm order, and until such notification is made, no order shall be binding on Seller.

4.02 All deliveries of the Components shall be made on basis of [*], which shall be interpreted in accordance with the latest [*].


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

4.03 The parties hereto agree to establish the contracted minimum quantities as to each category of the Components to be assembled into Products shall purchase from Seller for P. R. China except for Hong Kong market during each term of this Agreement as follows:

         CATEGORY OF COMPONENTS     CONTRACTED MINIMUM QUANTITIES ON SHIPMENT BASE
         ----------------------     ----------------------------------------------
                                    YEAR 2000        YEAR 2001         YEAR 2002
         for RPC                    [*]              [*]               [*]
         for RP                     [*]              [*]               [*]

4.04 The payment for the Components shall be made by Buyer to Seller by means of telegraphic transfer of funds to the bank account designated by MEI, to be made at least [*] prior to the scheduled shipment date of relative Components, provided that any shipment of Components should be made by air. Notwithstanding the foregoing, in case Buyer desires and Seller agrees, the payment for the Components may be made by Buyer to Seller by means of irrevocable and confirmed letter of credit, negotiable on [*] after the date of Bill of Lading, to be opened in favor of MEI. Further, the parties hereto acknowledge that upon the prior consent of Seller, some transactions of the Components may be made through a third party on condition that the payment terms of such transactions shall be made in advance of delivery by telegraphic transfer with some restrictions as separately agreed in writing between MEI and the third party, and/or Buyer and the third party.

4.05 The prices of the Components shall be separately discussed and mutually agreed from time to time by the parties hereto based on the following conditions:

  (a) that prices of all items of the Components shall be quoted on basis of [*];
  (b) that the prices of all items of the Components shall be quoted in the currency of [*]; and
  (c) that any price change, if any is agreed by the parties during its validity, shall be applied only to such individual contracts as are made after the date of such price change.

4.06 The quantities of below mentioned item of Components for the Products under [*] order shall be the same as or over the respective minimum order quantities set forth below. In the event Buyer requests to place a monthly order for any item of the Components for the Products in the quantities less than such minimum quantities, Buyer and Seller will have a discussion as to whether Seller may accept such Buyer's request or not.

         ITEM OF COMPONENTS                 MINIMUM ORDER QUANTITY
         ------------------                 ----------------------
         for RPC                            [*]
         for RP                             [*]

                                    CLAUSE 5
                         USE OF COMPONENTS AND TRADEMARK

5.01 Seller shall affix Buyer's brand name and/or its trade name designated by Buyer ("Buyer's Mark") on such items of the Components as mutually agreed.

5.02 Seller acknowledges that Buyer has appropriate interest in the Buyer's Mark and that no tight, interest, ownership or privilege of use of such Buyer's Mark is accorded to Seller by reason of the relationship herein established. Buyer warrants and represents that Buyer is a sole and exclusive owner of Buyer's Mark as applied to the Components/Products. Buyer agrees to indemnify and hold harmless Seller from and against any claim of trademark infringement by reason of the use of Buyer's brand on or in connection with the Components/Products hereunder.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

                                    CLAUSE 6
                                    WARRANTY

6.01 Buyer shall submit to Seller a [*] report detailing the quality problem of the Components occurring in the market during the [*] the last delivery of the Components hereunder. Further, Buyer shall submit to Seller samples of the Components alleged to be defective upon request of Seller.

6.02 Buyer shall be responsible for warranty/servicing of the Products and any claims made by any third party against the Products once Buyer distributes or has distributed the Products in the market.

6.03 Seller agrees to provide, with no charge to Buyer, the quantities of each item of the Components equivalent to the percentages respectively set forth below of the quantities on relative individual purchase order accepted by Seller;

         ITEM OF COMPONENTS                 PERCENTAGE
         ------------------                 ----------
         for RPC                            [*]
         for RP                             [*]

In the event that the malfunctions or defects in any item of the Components, which Seller admits to be attributable to the manufacturer thereof as defects in design, parts or workmanship of Components based on data on quality problem occurring in market and Seller's analysis of samples of Components alleged to be defective, should occur in more than the respective percentages set forth above of total quantities of such item of the Component which have been delivered within last [*], Seller and Buyer will meet and discuss how to deal with such situation, on condition that Buyer performs its obligations stipulated in Clause 6.01.

6.04 In the event that any malfunctions or defects in a particular model of the Products, which Seller admits to be attributable to the manufacturer thereof such as defects in design, parts or workmanship of Products based on data on quality problem of Products occurring in market and Seller's analysis of samples of Products alleged to be defective, should occur in identical components or parts by reason of the same cause in more than [*] of the total number of such Components which have been delivered within latest [*], Seller shall remedy all such malfunctions or defects in excess of such [*] in the way selected by Seller, on condition that Buyer performs its obligations stipulated in Clause 6.01.

6.05 Seller shall supply the Components of the Products to Buyer and Buyer shall purchase such Components from Seller, in the manner set forth in Clause 4 hereof, without any warranty by Seller and/or any of its affiliates that (i) the complete sets of Products assembled by Buyer's Affiliate from Components hereunder and (ii) the assembling process or method of the Components into the Products. Licenses or permissions if any necessary to assemble, sell or otherwise dispose of the complete sets of Products under any right owned or controlled by third parties shall be acquired by Buyer at its own risk and account.

6.06 (a) Seller agrees to indemnify and hold harmless Buyer from and against any claim made by any third party that the Component supplied hereunder infringe the rights of such


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

third party in respect to patent, design, copyright or any other intellectual property right in P. R. China except for Hong Kong (hereinafter "Intellectual Property Right"), and Seller shall assume the defense of any action, suit or proceeding against Buyer relating thereto and shall pay any damages assessed against or otherwise payable by Buyer as a result of the final disposition of any such claim, action, suit or proceeding, provided, that Buyer promptly notifies Seller of the commencement of any action, suit or proceeding, or threats thereof, and furnished to Seller all documents relating thereto, and further provided, that Seller is afforded the opportunity, in its sole and absolute discretion, to determine the manner in which such action, suit or proceeding shall be handled or otherwise disposed of. Buyer shall give Seller the cooperation Seller reasonably required, at Seller's sole cost and expense for reasonable out-of-pocket expenses incurred by Buyer and paid to third parties (except for salaries for Buyer's employees and fees and expenses of any counsel retained by Buyer in the defense of such claim, suit, action or proceeding). Notwithstanding the foregoing, Buyer may be represented in any suit by its own counsel at its own cost and expense; provided, however, that Buyer shall not consent to any settlement, judgment or decree in any such suit or pay or agree to pay any sum of money or agree to do any other act in compromise of such claim of a third party without first obtaining Seller's consent thereto in writing.

         (b) In the event that the use or sale of the Components as a part of Products is preliminary or permanently enjoined by reason of any third party Intellectual Property Right, Seller shall use its best effort, at Seller's sole cost and expense, take any of the following actions, in Seller's sole and absolute discretion: (i) procure for Buyer the right to continue the use and/or sale of the Components as part of Products; or (ii) provide Components which do not infringe such Intellectual Property Right and upon Seller's fulfillment of (i) or (ii) above, Seller shall thereafter be relieved of any further obligation or liability to Buyer as the result of or in connection with such infringement; provided, however, that if Seller elects either (i) or (ii) above, then to the extent that Seller is required to incur additional costs, the prices for the affected Components shall be renegotiated in good faith by the parties to take into such increased costs,

         (c) Notwithstanding anything herein to the contrary, the provisions of this CLAUSE 6.06 shall not apply to (i) any designs, specifications, or modifications supplied by Buyer or any items incorporated into the Components by Seller at Buyer's request (whether or not such items are manufactured by Seller or supplied by Buyer or third parties) or (ii) any combination or use of the Components by Buyer or its customer(s) with other equipment or devices; but, rather, in such cases, Buyer shall indemnify, defend and hold harmless Seller from and against any and all liabilities, costs, expenses, losses and damages of any nature, including counsel fees and expenses arising out of or relating to all claims that the same infringe on any Intellectual Property Right of any third parties.

         (d) In any event, Seller's responsibility stipulated in this CLAUSE shall be limited to the total amount of the payment by Buyer for the Components.

6.07 Business operations of Buyer (including assembly, sale or other disposition, quality guarantee to customers, product liability, servicing and advertising of complete set of any Product assembled by Buyer's Affiliate) shall be entirely for Buyer's own account and at Buyer's sole responsibility, and Seller (including Seller's affiliates and subsidiaries) shall not be responsible to Buyer, Buyer's Affiliate and any third party. Buyer shall indemnify for and hold Seller (including Seller's affiliated companies and subsidiaries) harmless from any losses, damages, costs and expenses arising out of or connection with business


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

operations as provided in this CLAUSE.

6.08 EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY, SELLER MAKES AND BUYER RECEIVES NO WARRANTY ON THE COMPONENTS, EXPRESS OR IMPLIED. STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH BUYER, AND SELLER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING, WITHOUT LIMITATION, FITNESS FOR COMBINATION WITH ANY INTERFACE DEVICES TO BUILD UP ANY SYSTEM.

                                    CLAUSE 7
                               SERVICE AFTER SALE

7.01 Repair and other service after sale for the users of the Components as Products shall be at the cost and responsibility of Buyer. Seller will provide Buyer with replacement parts for the Components on terms and conditions to be mutually agreed upon by the parties from time to time during the retention period provided for in Schedule C attached hereto as an integral part hereof.

7.02 If the parties agree on a service training for the Products, Seller will provide that in accordance with the agreed terms and conditions, provided that Buyer shall reimburse Seller for [*].

                                    CLAUSE 8
                               TERM & TERMINATION

8.01 This Agreement shall become effective as of the date first above written (herein referred to as Effective Date), and thereafter shall remain in force and effect for a period of three (3) years, unless earlier terminated in accordance with any other provisions of this Agreement.

         By mutual agreement at least ninety (90) days prior to expiration hereof, this Agreement may be extended for a period of one (1) year under the terms and conditions to be then mutually agreed to in writing.

8.02 Either party hereto has the right to terminate this Agreement by giving a written notice to the other party in case such other party shall have been in a breach and/or default of the provisions of this Agreement, and such breach and/or default shall not have been corrected within sixty (60) days after receipt of notice specifying the nature of such breach and/or default.

8.03 Seller may at any time terminate this Agreement immediately by giving a written notice to Buyer upon any of the following events:

         1) Any arrangement with direction or any application for bankruptcy, receivership, winding up or other similar proceeding against Buyer and/or Buyer's Affiliate


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

              shall be made by Buyer, Buyer's Affiliate or any other person;

2) All of or, in the opinion of Seller, substantial part of the assets of Buyer and/or Buyer's Affiliate shall be seized or attached in conjunction with any action against Buyer and/or Buyer's Affiliate by any third party;

3) A sale of all of or in the opinion of Seller substantially all of the assets of Buyer is made, or this Agreement is assigned by Buyer and/or Buyer's Affiliate without the prior written consent of Seller;

4) There occurs any such change in the capital ownership and/or management control of Buyer and/or Buyer's Affiliate as, in the opinion of Seller, may adversely affect the performance of this Agreement and/or the benefits or rights of Seller in this Agreement;

5) There occurs any difficulties, in Seller's opinion, to perform the obligation under this Agreement due to any of significant changes of the political, economic or taxation policy by the governmental or quasi-governmental organization or agencies in the US or P. R. China;

6) the Technical Assistance Agreement is, in any reason, terminated;

7) Seller judges that the quality of the Products assembled by Buyer's Affiliate hereunder is found to be insufficient and such insufficiency seems not to be corrected within a reasonable period of time; and

8) An import license of the Components into the US and/or an import license of the Components from Buyer to Buyer's Affiliate is not obtained from the competent authority of the Government of the US or P. R. China, (to the extent that such license is required by law), within one hundred and eighty
              (180) days from the Effective Date hereof.

8.0 Termination or expiration of this Agreement shall not affect the right of Seller or Buyer which shall have accrued hereunder including, without limitation, the Seller's right to receive payment of the Components and the Buyer's right to receive the Components ordered but not delivered yet. However, if this Agreement is terminated due to any breach of this Agreement by either party, the other party shall have the right to cancel any firm order accepted by Seller without any liability to the breaching party.

8.05 No failure or delay on the part of either party hereto to exercise its right of termination of this Agreement for any one or more of the causes specified herein, shall be construed to prejudice its rights of termination hereof for any other or subsequent reason.

                                    CLAUSE 9
                               GENERAL PROVISIONS

9.01 The supervision of the installation of the Products may be made by Seller upon a Buyer's reasonable request and the Seller's acceptance thereof, provided that Buyer shall reimburse Seller for [*].

9.02 EXCEPT FOR THE EXPRESS LIMITED WARRANTY IN CLAUSE 6 HEREOF AND THE EXPRESS WARRANTY IN CLAUSE 10.05 HEREOF, EACH PARTY'S LIABILITY FOR ANY LOSS OR DAMAGE ARISING OUT OF OR RESULTING FROM THESE TERMS AND CONDITIONS OR FROM ITS PERFORMANCE OR


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

BREACH, OR IN CONNECTION WITH THE COMPONENTS PURCHASED HEREUNDER SHALL IN NO CASE EXCEED THE PURCHASE PRICE FOR THE SPECIFIC COMPONENT WHICH GIVE RISE TO THE CLAIM. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (WHETHER FORESEEABLE OR NOT), NOR FOR DAMAGES FOR LOSS OF BUSINESS , LOSS OF PROFITS, LOSS OF CONTRACTS, OR ANTICIPATED SAVINGS (WHETHER FORESEEABLE OR NOT), IN CONTRACT, TORT, (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY, PRODUCT LIABILITY OR OTHERWISE, ARISING FROM THIS AGREEMENT OR INDIVIDUAL CONTRACTS HEREUNDER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.03 Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise transferable by either party hereto, voluntarily or by operation of law or otherwise, without the prior written consent of the other party, and any assignment or transfer without such consent shall be null and void.

9.04 Neither party hereto shall be liable for delay or failure in the performance of this Agreement and/or individual purchase orders under this Agreement arising from any of the following matters: (i) acts of God or public enemy or war (declared or undeclared); (ii) acts of persons engaged in subversive activities or sabotage; (iii) fires, floods, explosions, or other catastrophes; (iv) epidemics or quarantine restrictions; (v) strikes, slowdowns, lockouts or labor stoppage or disputes of any kind; (vi) freight embargo or interruption of transportation; (vii) unusually severe weather;
(viii) delays of a supplier of Seller due to any the above causes or events; and the time for performance by such party shall be extended by the period of any such delay. Notwithstanding the foregoing, should any delay resulting from such an event of Force Majeure set forth above exceed one-hundred-eighty
(180) days, either party may terminate this Agreement or the portion of this Agreement so delayed.

9.05 Any confidential information owned by Seller prior to this Agreement or developed by Seller (or its parent, subsidiaries affiliates) during the term hereof and disclosed to Buyer in connection with subject matter hereof and the contents and existence of this Agreement shall not be disclosed by Buyer to any third party.

9.06 This Agreement shall be governed and construed in accordance with the laws of Japan without reference to its conflict of law principles.

9.07 Any and all disputes, controversies or differences which may arise between the parties hereto out of or in relation to this Agreement shall be settled between the parties hereto by their amicable endeavors.

         However, if in spite of such amicable endeavors of the parties hereto, no such solution can be reached within sixty (60) days after occurrence of such disputes, controversies or differences, then, they shall be finally settled (without being submitted to any court), except as otherwise expressly provided herein. In case Seller initiates the arbitration, the arbitration shall tale place in San Francisco, California,
U. S. A., in accordance with the arbitration rules of American Arbitration Association. In case Buyer


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

initiates the arbitration, the arbitration shall tale place in Tokyo, Japan in accordance with the arbitration rules of Japan Commercial Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

9.08     The CLAUSES 2.01, 3.01, 5.02, 6.04, 6.05, 6.06, 6.07, 7.01, 8.03,
8.05, 9.02, 9.05, 9.06 9.07, 9.08 and 10 hereof shall survive the expiration or the termination of this Agreement.

9.08 This Agreement contains the entire and only agreement between the parties hereto with respect to the subject matter herein contained, and this Agreement supersedes and cancels all previous agreements, negotiations, commitments and writings with respect thereto, and may not be released, discharged, abandoned, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by a duly authorized officer or representative of the parties hereto.

                                    CLAUSE 10
                                 EXPORT CONTROL

10.01 In no event shall Seller be bound by any terms and conditions that contravene any export laws, regulations or other restraints of any relevant countries including but not limited to Japan and the U. S. A.. All orders are subject to the obtaining of any required licenses under the said relevant laws. Buyer shall, upon Seller's request, furnish Seller with all information and documentation necessary for Seller in obtaining and complying with the required licenses.

10.02 In the event that any and all the Products including replacement parts thereto to be purchased by Buyer from Seller and any technical documents or technical services to be supplied by Seller to Buyer relating thereto (hereinafter collectively called "GOODS") are included in and remain the "restricted subject" whose export is controlled under the Foreign Exchange and Foreign Trade Law and its relevant governmental/administrative regulations of Japan, Buyer shall provide Seller with the "End-Use Statement" supplied by Seller and signed by Buyer, which is required for Seller to obtain approvals of the Japanese Government, and Buyer shall strictly comply with any and all provisions set forth therein. Specifically, Buyer shall not change the end-use of GOODS set forth therein nor transfer the GOODS to any country other than the countries set forth therein. In the event that Buyer is not the end-user of GOODS, Buyer shall, upon request of Seller, make Buyer's customer(s) sign such End-Use Statement and make such customer(s) understand and comply with any and all the provisions therein. Buyer further agrees, upon request of Seller, to render the assistance necessary for Seller to check and verify the compliance with provisions of End-Use Statement by Buyer or its customer(s).

10.03 During and after the term of this Agreement, Buyer shall not sell, lease or otherwise dispose of GOODS, directly or indirectly, to any customer who makes use of, is likely to or intends to make use of GOODS for "Military Purposes". In this Clause, "Military Purposes" means the design, development, manufacture or use of any weapon


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

  including without limitation nuclear weapon, biological weapon, chemical weapon and missiles.

  10.04 Buyer shall not export GOODS directly or indirectly through any third party to any of the countries against which any economic sanction is imposed under resolutions approved by the Security Council of the United Nations, as long as such resolutions remain valid and effective and so far as GOODS remain the "prohibited subject" of which export to such countries is prohibited thereunder.

  10.05 In the case of any breach of this Clause, Buyer shall be liable to Seller for any and all direct and indirect damages incurred by Seller arising from such breach, and Seller may cancel all existing individual contracts hereunder and this Agreement immediately without any liability to Buyer. Further, Seller shall not obliged to fulfill any individual contracts which are accepted by Seller but subsequently discovered to be an improper end-use, Military Purpose, and the like, or sale to improper end-user or intermediary.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement in three
(3) original instruments, to be executed and delivered in the English language as of the date first above written, in a manner legally binding upon them, by their duly authorized officers, each of which shall be retained by Seller and Buyer respectively.



[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

Seller:           MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.
                  CORPORATE MANAGEMENT DIVISION FOR CHINA



                  By:
                  Name:             Yukio Shotoku
                  Title:   Managing Director, Member of the Board


                  MATSUSHITA COMMUNICATION INDUSTRIAL CO., LTD.
                  COMMUNICATION SYSTEMS DIVISION



                  By:
                  Name:             Yasuo Katsura
                  Title:   Director, Member of the Board



Buyer:            UTSTARCOM INC.



                  By:
                  Name:             Hong Liang Lu
                  Title:   President & CEO



[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.